Exhibit 99.1

OTCBB VIRZ Completes Name Change to DK Sinopharma, Inc. and Symbol Change to DKSP

XI'AN, China--(BUSINESS WIRE)--Jul 2, 2010 - DK Sinopharma, Inc., formerly known as Virtual Closet, Inc. (OTC Bulletin Board: VIRZ) ( the "Company") today announced that on June 30, 2010, the Company's name change from Virtual Closet, Inc. to DK Sinopharma, Inc. took effect in the marketplace. The OTCBB symbol has also changed from VIRZ to DKSP to reflect the change in name. The name and symbol change became effective through FINRA on June 30, 2010.

"We are very pleased to announce the name change that better reflects the company's business. We are also pleased to announce that FINRA has assigned our company the new symbol DKSP,” said Mr. Dongke Zhao, President, Chief Executive Officer and Chairman of DK Sinopharma, Inc.

About DK Sinopharma, Inc.

DK Sinopharma, Inc. has its headquarters in Xi'an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases. Through the Company's operating entity, Yangling Dongke Maidisen Pharmaceutical Co. Ltd., the Company currently manufactures 38 pharmaceutical products in the form of capsules, tablets, granules, semisolid ointment, powder, ointment, and paste ointment. We focus on varying diseases relating to respiratory system, digestive system, cardio-cerebral vascular system, antineoplastic, bone diseases-modifying antirheumatic, gynecological, and refill nutrition, among others. Yangling Dongke Maidisen Pharmaceutical Co. Ltd.'s manufacturing facilities are based in the City of Yangling in Shaanxi Province. Revenue was $6,916,792 and Net Income was $1,979,461 for the three months ended March 31, 2010. Shareholders' Equity was $18,814,236 and Total Assets were $27,913,273 as at March 31, 2010. For more information see our website at http://www.dkmds.com

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

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Contact: DK Sinopharma, Inc.
Mr. Dongke Zhao, President and Chief Executive Officer
Ms. Yanhong Ren, Chief Financial Officer
Tel: 86-29-8224-7500
ir@dkmds.com